UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

_____________________

UVENTUS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 000-52892

Nevada	98-0511130
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

135 – 998 Aram Building 2nd Floor
931-21 Deachi 4 Dong, Gangnam-Gu
Seoul, Korea
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (82) 10-5717-0812

N/A
(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 28, 2009, Mr. Richard Pak, a director of our company (and our former President, CEO, CFO, Secretary and Treasurer), agreed to sell all of his 2,000,000 shares of our issued and outstanding common stock to Mr. Jean Pomerleau, our President, CEO, CFO, Secretary, Treasurer and a director of our company, for an aggregate price of $20,000 to be paid on or before September 10, 2009, pursuant to a stock purchase agreement attached hereto as Exhibit 10.1.

The foregoing stock purchase agreement is scheduled to close on or before September 10, 2009.  Upon consummation of this stock purchase, Mr. Jean Pomerleau will be the owner of 2,000,000 shares of our common stock representing approximately 67% of our issued and outstanding common stock.

The foregoing description of the stock purchase transaction does not purport to be complete and is qualified in its entirety by reference to the stock purchase agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Stock purchase agreement, dated August 28, 2009, by and between Mr. Richard Pak and Mr. Jean Pomerleau.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2009

UVENTUS TECHNOLOGIES CORP.

By:	/s/ Jean Pomerleau
Name:	Jean Pomerleau
Title:	President and Director